                                                                      EXHIBIT 21
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                                 LIST OF SUBSIDIARIES

     The subsidiaries of the Registrant and their respective jurisdictions are as follows:

SUBSIDIARY                         JURISDICTION
----------                         ------------
VH Holdings Inc.                   Manitoba (Canada)

Vita Health Products Inc.          Manitoba (Canada)

64804 Manitoba Ltd.                Manitoba (Canada)

Westcan Pharmaceuticals Ltd.       Manitoba (Canada)





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